                                  CERTIFICATE
                             Loomis Sayles Funds I
                                 (the "Trust")

I, Paula Gilligan, Assistant Secretary of the Trust, hereby certify that the following is a true copy of the resolution adopted by the Trustees of the Trust at a meeting held on March 9, 2007:

VOTED: that the blanket bond issued by National Union Fire Insurance Company of Pittsburgh, PA providing fidelity bond protection of $18,000,000 for the series of Loomis Sayles Funds I and Loomis Sayles Funds II (the "Trusts") is hereby renewed and approved as being reasonable in form and amount, and that the Trusts' participation in the bond with the other named insureds is hereby approved for the period December 16, 2006 to December 15, 2007.

         Loomis Sayles Bond Fund                               $20,707
         Loomis Sayles Fixed Income Fund                       $ 1,158
         Loomis Sayles Global Bond Fund                        $ 3,603
         Loomis Sayles Global Markets Fund                     $   242
         Loomis Sayles Growth Fund                             $ 1,029
         Loomis Sayles High Income Fund                        $   100
         Loomis Sayles High Income Opportunities Fund          $   139
         Loomis Sayles Inflation Protected Securities Fund     $    25
         Loomis Sayles Institutional High Income Fund          $   376
         Loomis Sayles Intermediate Duration Fixed Income Fund $   110
         Loomis Sayles Investment Grade Bond Fund              $ 1,734
         Loomis Sayles Investment Grade Fixed Income Fund      $   429
         Loomis Sayles Limited Term Government and Agency Fund $   311
         Loomis Sayles Mid Cap Growth Fund                     $   111
         Loomis Sayles Municipal Income Fund                   $   241
         Loomis Sayles Research Fund                           $    73
         Loomis Sayles Securitized Asset Fund                  $   463
         Loomis Sayles Small Cap Growth Fund                   $    61
         Loomis Sayles Small Cap Value Fund                    $ 2,084
         Loomis Sayles Strategic Income Fund                   $15,434
         Loomis Sayles Tax-Managed Equity Fund                 $    17
         Loomis Sayles Value Fund                              $   260
                                                               -------
         TOTAL                                                 $48,707
                                                               =======

                                                  /s/ Paula Gilligan
                                                  -----------------------------
                                                  Paula Gilligan
                                                  Assistant Secretary